UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

the Securities Exchange Act of 1934

July 24, 2017

Date of Report (date of earliest event reported)

Modular Medical, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

17995 Bear Valley Lane

Escondido, CA 92027

(Address of principal executive offices)

949 370-9062

(Registrant’s telephone number, including area code)

3 West Hill Place

Boston, MA 02110

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risks and uncertainties. In some cases, it is possible to identify forward-looking statements because they contain words such as “anticipates,” “believes,” “contemplates,” “continue,” “could,” “estimates,” “expects,” “future,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projects,” “seek,” “should,” “target” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Many factors could cause our actual operations or results to differ materially from the operations and results anticipated in forward-looking statements. These factors include, but are not limited to:

•	we are a development stage company with only one proposed product that we are currently designing and developing;
•	we currently intend to use substantially all of our financial and other resources to design, develop, obtain all regulatory approvals and commercialize such proposed product;
•	our ability to effectively use our current cash to design, develop, obtain all regulatory approvals and commercialize our proposed insulin pump product, and, if successful, thereafter, raise additional funds to build, market and launch such product;
•	our lack of operating history to evaluate our prospects;
•	our ability to successfully operate as a public company;
•	we are dependent currently on Paul DiPerna, our founder, chairman, chief executive officer and controlling shareholder
•	our ability to attract and retain additional personnel including our contemplated engineer team;
•	competition from existing and new market entrants in the insulin pump market;
•	Changing technology that could make our proposed product not desirable to diabetes sufferers an clinicians;
•	our ability if we successfully develop and obtain all regulatory approvals, to successfully transition from a development stage company to a marketing and sales concern;
•	Our ability to protect our current and any future intellectual property; and
•	the other factors contained in the section entitled “Risk Factors” contained in this Current Report on Form 8-K.

We have based the forward-looking statements contained in this Current Report on Form 8-K primarily on our current expectations about future events and trends that we believe may affect our proposed business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements are subject to risks, uncertainties, assumptions, and other factors including those described in the section of this Current Report on Form 8-K entitled “Risk Factors.” Moreover, we will operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements used herein.

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You should not rely on forward-looking statements as predictions of future events. Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

EXPLANATORY NOTES

As used in this Current Report on Form 8-K (1) the terms the “Company,” “we,” “us,” and “our” refer to the combined enterprises of Modular Medical, Inc., a Nevada corporation, formerly named “Bear Lake Recreation, Inc.” (“Bear Lake”) and Quasuras, Inc., a Delaware corporation and our wholly owned subsidiary (“Quasuras”), after giving effect to the Acquisition (defined below) and the related transactions described herein, (2) the term “Bear Lake” refers to the business of Bear Lake, prior to the Acquisition, and (3) the term “Quasuras” refers to the business of Quasuras, prior to the Acquisition, in each case unless otherwise specifically indicated or as is otherwise contextually required. Although Bear Lake Recreation, Inc. changed its name to Modular Medical, Inc. on or about June 27, 2017, to avoid confusion and for purposes of clarity, the historical pre- Acquisition operations of Bear Lake are referred to in this Current Report as “Bear Lake”.

This Current Report on Form 8-K is being filed in connection with a series of transactions consummated by us that relate to the Acquisition by us of Quasuras and the related Private Placement (as defined below), which transactions are described herein, together with certain related actions taken by us.

Because Bear Lake prior to the Acquisition and for at least three (3) years prior to the closing date of the Acquisition was a “shell company” (as defined in the Securities Act), the information included in Bear Lake’s financial statements filed with the SEC in quarterly and annual reports of Bear Lake prior to the Acquisition was in our determination non-material, and as a result we have not included any pro-forma financial information of Bear Lake and Quasuras in this current Report on Form 8-K.

The information contained in this Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Form 10 Information
Description of Business
Risk Factors
Management’s Discussion and Analysis
Description of Properties
Security Ownership of Certain Beneficial Owners and Management
Directors, Executive Officers and Corporate Governance
Executive Compensation
Certain Relationships and Related Transactions, and Director Independence
Legal Proceedings
Recent Sales of Unregistered Securities
Controls and Procedures
Market for Registrants Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities
Description of Capital Stock
Indemnification of Officers and Directors
Financial Statements and Supplementary Data
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
Exhibits, Financial Statement Schedules
Item 3.02	Unregistered Sales of Equity Securities.
Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 7.01	Regulation FD Disclosure.
Item 9.01	Financial Statements and Exhibits.
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Item 1.01.	Entry into a Material Definitive Agreement.

The Prior Control Block Acquisition

On April 26, 2017, as previously reported in a Current Report on Form 8-K of Bear Lake (the “4/26/2017 8-K”), filed with the Securities and Exchange Commission (the “SEC”), on May 1, 2017, pursuant to a Common Stock Purchase Agreement dated as of April 5, 2017 by and among Manchester Explorer, LP, a Delaware limited partnership (“Manchester”), Bear Lake and certain person named therein (the “SPA”) Manchester purchased from Bear Lake (the “Control Block Acquisition”) 2,900,000 shares (the “Control Block”), of newly issued, restricted common stock, par value, $0.001, per share, for a purchase price of $375,000 (approximately $0.13 per share), resulting in a change in control of Bear Lake, Manchester owning approximately 83% of our then issued and outstanding common stock and James E. Besser being appointed president and a director and Morgan C. Frank being appointed the chief executive officer, chief financial officer, secretary, treasurer and a director of Bear Lake. Messrs. Besser and Frank may be deemed affiliates (as defined in the Securities Act) of Manchester. See Item 2.01 of this Current Report on Form 8-K – “Certain Relationships and Related Transactions…” for a description of certain relationships and transactions involving the Purchasing Funds (as defined below and including Manchester), Messrs. Besser and Frank, certain of their affiliates and us. The foregoing description of the Control Block Acquisition and the SPA does not purport to be complete and is qualified in its entirety to the 4/26/2017 8-K and the SPA, filed as Exhibit 10 to Bear Lake’s Current Report on Form 8-K filed with the SEC on April 5, 2017 and incorporated herein by reference.

The Acquisition

On July 24, 2017, pursuant to a Reorganization and Share Exchange Agreement, by and among, the Company, Paul M. DiPerna, the sole officer and director and the controlling stockholder of Quasuras Inc., a Delaware company (“Quasuras”), Messrs. Besser and Frank who in approximately February 2017 purchased in the aggregate 200,000 shares of Quasuras common stock for an aggregate purchase price of $100,000 (Messrs. Besser, Frank and Mr. DiPerna, shall sometimes be collectively referred to as the “3 Quasuras Shareholders”) and Quasuras (the “Acquisition Agreement”), the Company acquired all 4,400,000 shares of Quasuras’ common stock owned by the 3 Quasuras Shareholders (which represented 100% of the issued and outstanding shares of Quasuras) for 7,582,060 shares of our common stock, resulting in Quasuras becoming our wholly-owned subsidiary (the “Acquisition”) and Mr. DiPerna owning approximately 47% of our issued and outstanding common stock, after giving effect to the Private Placement (as defined below) and the Share Cancellation (as defined below). Simultaneously with the closing of the Acquisition and pursuant to the Acquisition Agreement (i) Mr. Besser resigned as president and a director and Mr. Frank resigned as chief executive officer, chief financial officer, secretary, and treasurer but remained a director of the Company, and (ii) Mr. DiPerna was appointed our chairman, chief executive officer, chief financial officer, secretary and treasurer.

In anticipation of the closing of the Acquisition, on June 27, 2017, Bear Lake changed its name from “Bear Lake Recreation, Inc.” to “Modular Medical, Inc.” and changed its trading symbol from “BLKE” to “MODD” which symbol and name change was approved by FINRA and became effective on June 29, 2017.

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The Private Placement and the Share Cancellation

Simultaneously with the closing of the Acquisition and as a condition thereto, we sold (the “Private Placement”), in a private placement an aggregate of 7,801,212 shares of our common stock pursuant to one or more exemptions from the registration requirements of the Securities Act, at a purchase price of $0.66 per share resulting in gross proceeds to us of approximately $5,100,000. Manchester and JEB Partners, L.P. (“JEBP”), a fund who may be deemed an affiliate of Manchester (together with Manchester, collectively, the “Purchasing Funds”) purchased in the Private Placement in the aggregate 5,303,030 shares for $3,500,000; and Mr. DiPerna, in addition to his prior investment of approximately $600,000 of his personal funds into Quasuras prior to the Acquisition, purchased in the Private Placement 303,030 shares for approximately $200,000. Simultaneously with the Acquisition and Private Placement, Manchester cancelled all 2,900,000 Control Block shares it acquired in the Control Block Acquisition (the “Share Cancellation”). In connection with the Private Placement, we paid $41,928 as compensation in connection with sales of our shares therein.

  Following the Acquisition, the Private Placement and the Share Cancellation, we had issued and outstanding 15,983,272 shares of our common stock of which Mr. DiPerna owned 7,523,430 shares, the Purchasing Funds and Messrs. Besser and Frank owned in the aggregate 5,664,690 shares and the other purchasers in the Private Placement owned 2,195,151 shares. See Item 2.01 – “Securities Ownership of Certain Beneficial Owners and Management.”

Simultaneously with and as a condition to the closing of the Acquisition and the Private Placement, pursuant to an intellectual property transfer agreement dated as of July 24, 2017, by and among, us, Quasuras and Mr. DiPerna (the “IP Transfer Agreement”), Mr. DiPerna transferred to us all intellectual property rights owned directly and/or indirectly by him related to our proposed business. Separately, we agreed to pay Mr. DiPerna as part of his compensation for services to be performed for us pursuant to a royalty agreement (the “Royalty Agreement”) certain fees based upon future sales, if any, of our proposed product subject to a maximum $10,000,000 cap on the aggregate amount of fees that Mr. DiPerna could earn from such arrangement.

Mr. DiPerna is subject to confidentiality, non-compete and invention agreements with us.

The foregoing descriptions of the Acquisition, the Acquisition Agreement, the Private Placement, the IP Agreement and Royalty Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Acquisition Agreement, the Common Stock Purchase Agreement used to effectuate the Private Placement, the IP Transfer Agreement and the Royalty Agreement, filed as Exhibits 2.1, 10.1 and 10.3 and 10.4, respectively, hereto and are incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above on July 24, 2017, we acquired in the Acquisition all the issued and outstanding shares of Quasuras pursuant to the Acquisition Agreement resulting in Quasuras becoming our wholly-owned subsidiary.

No Longer a Shell Company

As a result of and because prior to the Acquisition Bear Lake had no operations and was a “shell company” (as defined in Rule 405 of the Securities Act), following the closing date of the Acquisition, our business became that of Quasuras and we no longer fell within the definition of a shell company under the Securities Act.

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Accounting Treatment

The Acquisition was accounted for as a recapitalization effected by a share exchange, wherein Quasuras is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of Quasuras have been brought forward at their book value and no goodwill has been recognized.

Smaller Reporting Company

We will continue to be a “smaller reporting company,” as defined in Regulation S-K promulgated under the Exchange Act.

All information set forth in Section 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01.

FORM 10 INFORMATION

For purposes of this Current Report on Form 8-K, the Company is providing certain information that it would be required to disclose if it were a registrant filing a general form for registration of securities on Form 10 under the Exchange Act. As such, the terms the “Company,” “we,” “us,” “our” and words of similar meaning refer to the combined enterprises of Bear Lake and Quasuras, after giving effect to the Acquisition and the related transactions including the Private Placement and the Share Cancellation, except with respect to information for periods before the consummation of the Acquisition which refer expressly to Bear Lake and Quasuras, as specifically indicated.

BUSINESS

Overview

We are a development stage medical device company singularly focused on designing, developing and commercializing an innovative insulin pump to better serve the insulin delivery market and that we believe will substantially improve the quality of life of persons requiring daily administration of fast acing insulin.

We plan to leverage the knowledge and experience of our founder, chairman, and CEO, Mr. DiPerna, to initially target the segment of the United States diabetic population in need of daily administration of fast acting insulin that either are (i) not currently using insulin pumps due to concerns about one or more of the challenges or perceived shortcomings in utilizing insulin pumps, or (ii) currently using pumps but are dissatisfied with their user experience because of one or more of the same challenges or perceived shortcomings.

We believe that the more prominent challenges and shortcomings perceived or experienced by diabetes sufferers in relation to existing insulin pumps can be divided into three general categories:

•	Complexity. We believe current insulin pumps are highly technical in nature making them very complex to use and daunting for persons to consider adopting. We believe such pumps were designed for “super users” who have high levels of motivation and technical competence and the degree of complexity of such pumps has impeded adoption. We believe that to achieve market acceptance an insulin pump needs to be simpler, less time consuming to use, and intuitive to both patients and physicians.
•	Cumbersome. We believe the majority of existing pumps are cumbersome and in most cases require additional equipment such as a catheter inserted into the user’s body linked to the device with 48 inches of tubing all of which must be changed and replaced frequently. Many of these complex devices also require users to carry spare parts and other equipment all of which makes such pumps more cumbersome to use and maintain.
•	Cost. Costs associated with insulin-pump therapy are high and can be cost prohibitive especially for people on fixed or low incomes. Costs vary depending upon the particular insulin pump, but multi thousand dollar upfront payments often with substantial copays and possible daily copays for consumables that exceeds typical reimbursement rates can make these products expensive for users and payors alike. Because of these expenses, we believe many insurance companies do not provide or provide limited coverage for the pumps and pump supplies.
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Based on Mr. DiPerna’s knowledge and experience in the diabetes and medical product device industry and in particular with insulin pumps and his innovative engineering work with insulin pumps, we believe our proposed insulin pump will address directly or indirectly most if not all of the above challenges and shortcomings. We believe that a key driver in overcoming many of such shortcomings is our innovative and unique proprietary technology that will be incorporated into our proposed pump that will deliver both a steady flow (basal rate) of insulin over the day and bursts of insulin (boluses) at meals. We believe such technology, the innovative engineering and the simplicity that will define and be incorporated into our proposed product, will permit us to eventually manufacture and sell our proposed pump in mass to diabetes sufferers across all socioeconomic backgrounds.

Mr. DiPerna, our founder, chairman, chief executive officer, chief financial officer, secretary and treasurer began his career in approximately 1980 as a mechanical design engineer in the automated test equipment industry before moving in approximately 1989 to a start-up in the blood separation sciences industry. This company was eventually acquired in approximately 1991 by Baxter Healthcare (“Baxter”). Following such acquisition, Mr. DiPerna became employed by Baxter and held various positions during his approximate 12 years at Baxter. While at Baxter, Mr. DiPerna led significant projects and initiatives including leading a team of approximately 50 engineers in developing equipment in the blood separation sciences industry. In approximately 1996, Mr. DiPerna was promoted to General Manager of Baxter’s business development group to identify expansion opportunities in the medical device industry for Baxter to expand into. While holding such position, Mr. DiPerna led a team of 20-25 persons researching custom orthopedics, digital dentistry and rapid prototyping. In such role, one of Mr. DiPerna’s assignments was identifying opportunities in the diabetes industry. As a result, Mr. DiPerna developed an expertise and knowledge and became well known in the diabetes industry and led attempts by Baxter to acquire three then leading insulin pump manufacturers. In 2003, Mr. DiPerna using his knowledge and experience acquired at Baxter in the diabetes industry and in the “pump” product business in particular, left Baxter and founded what subsequently became Tandem Diabetes Care, Inc. (“Tandem”). While at Tandem, Mr. DiPerna held various positions including a director, chief executive officer and chief technology officer. Tandem is a medical device company that designs, develops and commercializes products for people with insulin dependent diabetes. Tandem’s common stock is listed on the NASDAQ Global Market under the symbol “TNDM”. Tandem was founded by Mr. DiPerna to design, develop and commercialize a “state of the art” user-friendly insulin pump. Under the leadership of Mr. DiPerna, Tandem raised approximately $52,000,000 from well-known venture capital firms. Mr. DiPerna was the person primarily responsible for the design concept and development of Tandem’s insulin pump, which after commercial introduction it is estimated by Mr. DiPerna such insulin pump had a quick ramp up to 5,000 purchasers. In 2011, Mr. DiPerna resigned from his executive officer position and board seat at Tandem and continued to assist the company through 2013. He co-invented a medical device used for blood borne infection control called the “Curos Cap.” Curos Cap was owned by a private company which was acquired by 3M Corporation in 2015 for $150,000,000. Thereafter, Mr. DiPerna founded a company Fuel Source Partners, LLC, where he is the manager, to incubate early stage medical device products and accumulate technical talent. One of such proposed products was spun-out to Quasuras in March 2015, which we acquired in the Acquisition. Mr. DiPerna owns a variety of patents and patents pending and is a member of the American Diabetes Association. Mr. DiPerna received a Masters in Engineering Management from Northeastern University and a BS in Mechanical Engineering from the University of Lowell. In January 2017, Mr. DiPerna joined National Cardiac Incorporated as the Chief Executive Officer and as a board member to leverage their technology in the cardiac monitoring space.

The Market

Diabetes is a chronic, life-threatening disease for which there is no known cure. Type 1 diabetes is an auto immune disease whereby the immune system attacks and destroys beta cells in the pancreas leaving it unable to produce insulin. Type 2 diabetes is most commonly caused by the development of insulin resistance that prevents the body from properly using insulin. Insulin is a life sustaining hormone that allows cells in the body to absorb glucose and store it or covert it to energy, Those with diabetes are left unable to properly process sugars resulting in excessive sugar in their bloodstream. If not closely monitored and properly treated, such excess blood sugar can lead to serious medical complications including damage to organs and tissues, seizures, coma, and death. By injecting controlled doses of insulin, people with diabetes can reduce their blood glucose levels to mitigate these complications and allow better processing and storage of sugars.

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Generally, there are two primary therapies used by people with insulin-dependent diabetes: insulin injections and insulin pumps. Each is designed to supplement or replace the insulin-producing function of the pancreas. Insulin injections are often referred to as multiple daily injection (or “MDIs”), and involve the use of syringes or insulin pens to inject insulin into the person’s body as required. Insulin pumps are used to provide a steady flow of insulin (often referred to as continuous subcutaneous insulin infusion or basal rate insulin) and bursts of mealtime insulin (boluses). Insulin pump therapy has been shown to provide insulin-dependent diabetics with numerous advantages compared to MDI’s. The steady flow of insulin and the easier application of mealtime boluses has been shown to result in lower HbA1c’s (a measure of the amount of glucose in the bloodstream) when compared to MDI therapy. This results in lower rates of hospitalization and overall adverse events to such diabetics.

We believe that the greater efficacy of pumps compared to MDI makes insulin pumps the more favorable choice for persons in managing diabetes but that the shortcomings and challenges around existing pumps have held back adoption rates.

According to the United States Center for Disease Control and Prevention, (“CDC”), in the United States, in 2012, 86 million people, or 1 out of 3 adults, had pre-diabetes, approximately 21 million people had been diagnosed diabetes and an additional 8.1 million people had diabetes that was undiagnosed. CDC also indicated that in the United States, diabetes was the seventh leading cause of death in the United States in 2010 (which according to CDC, may be underreported), was the leading cause of kidney failure, lower-limb amputations, and adult-onset blindness and more than 20% of projected health care spending in 2012 was for people with diagnosed diabetes.

CDC, estimated that in 2012 there were 3.1 million people requiring daily administration of rapid acting insulin. According to the American Diabetes Association, roughly 1 million people worldwide use insulin pumps with over 200 million people diagnosed with diabetes.

We believe due to a number of factors including the large consumption of processed foods and the growing obesity problem in the United States, the number of persons requiring daily administration of insulin is and will continue to grow at rapid rates.

The category of persons with diabetes requiring daily insulin administration is our target market and we believe our proposed product has the potential to substantially improve the day to day quality of life of such persons.

The Opportunity

We believe the insulin pump market is large and growing but generally has been poorly served by existing products that have limited the adoption of insulin pumps. We believe an insulin pump having the correct mix of efficiency, reliability, features that are easy to understand and use and are offered at an affordable price point will drive a substantial percentage of “almost pumpers” to use insulin pumps and persons currently using available, but less than optimum pumps, to switch to such a more desirable product. We believe that such an insulin pump can improve glucose control, and, therefore, the user’s quality of life while substantially mitigating adverse diabetes related health risks and many if not all of the challenges and shortcomings discussed herein.

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We believe there is a substantial opportunity to penetrate the type 2 marketplace, whether through a new insulin pump or simplification of pumps for the type 2 marketplace.

As set forth in general terms herein, we believe existing pumps have numerous shortcomings and challenges including:

Outdated Style. Consumer electronics devices have evolved in both form and function. Diabetes pumps have not experienced similar progress. We believe that consumers will be more receptive of products designed with the user experience in mind and that many have low tolerance for complex, difficult procedures for use and maintenance of products.

Bulky size.     We believe that consumers view traditional pumps, especially those with tubing, to be large, bulky, and inconvenient to carry or wear, especially when compared to modern consumer electronic devices. The size of the pump further contributes to users being embarrassed by the pump. We believe a simple patch style of pump will drive adoption.

Pump mechanism limitations.     Traditional pumps generally utilize a syringe and plunger mechanism to deliver insulin. We believe this design limits the ability to reduce the size of the pump, and also potentially exposes the user to the unintended delivery of the full volume of insulin within the pump, which can cause hypoglycemia or death. We believe that the fear of adverse health events due to technical malfunctions related to traditional pump mechanism limitations deters the adoption of insulin pump therapy.

Costs. Existing pumps are expensive, with the more popular models having purchase prices exceeding $4,000 for individuals without health insurance) and often require significant patient copays. Others have daily use costs that exceed the reimbursement rates of many health insurance plans forcing some users to spend thousands of dollars a year in copays. We believe this makes insurers hesitant to pay for pumps for any but their best and most compliant patients and places them out of reach for many patients who cannot afford such out of pocket expenses.

Our Solution

The Company’s proposed pump is being designed and developed to address the above shortcomings and to appeal to (i) the substantial group of “almost pumpers” currently interested in using an insulin pump, but have not because of the complexity, cost or cumbersome nature of existing products, and (ii) diabetics who are using one of the currently available insulin pumps but are dissatisfied with such products. We believe that, owing to our new proprietary technology, that our proposed insulin pump will be the simplest and least expensive product on the market and the easiest for physicians to prescribe.

An early prototype of our proposed pump has been built to test what the Company believes to be our novel approach to insulin pumps. We believe such prototype will need to be redesigned to meet the failure modes (safety features) required to meet the standards and manufacturing considerations to keep costs low.

By providing a pump that we believe will establish industry standards in terms of technology, simplicity to understand, ease of use and price, we believe our proposed pump will offer the vast majority of benefits afforded by more expensive and complex pumps but are accessible to a substantially greater percentage of diabetes sufferers requiring daily insulin therapy.

We believe people generally will not use technology that intimidates them and physicians are hesitant to prescribe such technology. We believe mass market products, such as is intended for our proposed pump must be “user friendly” and affordable. We believe this approach is fundamentally different from that applied to the existing pump market today where most pumps are continuously adding complex features and are “user friendly” to only the most technically astute and are becoming more complex and difficult to use.

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Our current goal is to successfully design, develop and obtain all required regulatory approvals for our proposed insulin pump, and, thereafter, commercialize, market and sell the finished product. Our long term goal is to become a leading provider of insulin pump therapy by focusing on both consumer and clinical needs.

To achieve our above stated immediate and current goals, we intend to pursue the following business strategies:

Use of Innovative proprietary technology. Based upon Mr. DiPerna’s substantial experience in engineering design and innovative technology in the medical device industry and in particular with insulin pumps, we have created certain critical proprietary technology that will be incorporated into our proposed insulin pump. Generally, this technology is involved in the delivery of insulin to the user at the appropriate and necessary times. We believe this technology will greatly assist us in creating a simpler user friendly pump. The proposed design, engineering and technology being incorporated into our proposed pump, we believe, will make our proposed pump substantially simpler than the currently available and that we will be able to offer it at more affordable prices than those currently available. These features together with the safety and reliability of our proposed pump, we believe will generally provide the next generation of insulin pumps that will be superior to those currently available and make it available to consumers across mostly all socioeconomic groups in the United States.

Keep costs low during our design and development process. To attempt to ensure that we have sufficient funds to design, develop and obtain all required regulatory approvals for our proposed insulin pump without having to sacrifice quality and efficiency, we intend to maintain a tight budget and limit expenditures where possible. We believe this will be possible because of the extensive knowledge and experience of Mr. DiPerna not only in the diabetes industry and more specifically in the insulin pump device market, but also his experience in designing and developing insulin pumps and other medical devices and his ability to manage a small, focused development team. We currently expect various other expenses such as product scale up, sales and marketing costs will not be incurred until such time as development work is completed and regulatory approvals obtained.

Employ experienced engineers picked, supervised and led by Mr. DiPerna, a highly experienced and respected engineer and executive in the insulin pump industry. To attempt to ensure our proposed insulin pump is “state of the art,” functional, and efficient as well as to conserve funds, significantly all of our employees will initially be hand-picked engineers under the direct supervision and leadership of Mr. DiPerna. We believe that there is a strong pool of engineers with significant applicable experience and knowledge who we will be able to initially employ on a contract and/or outsource basis to help us design and develop our proposed insulin pump. We believe by hiring such persons on an out-source basis, we will save substantial resources and by having Mr. DiPerna lead and focus the team on technological and mechanical aspects of our proposed insulin pump, our team will be well guided, focused, cost efficient, and able to efficiently design and develop our product that we believe can eventually be an industry standard.

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Government Regulations

The medical device industry is regulated extensively by governmental authorities, principally the United Stated Food and Drug Administration (the “FDA”) and corresponding state regulatory agencies. The regulations are very complex and are subject to rapid change and varying interpretations. Regulatory restrictions or changes could limit our ability to bring our proposed product to the commercialization stage as a result of higher than anticipated costs to obtain regulatory approval. The FDA and other U.S. governmental agencies regulate numerous elements of our proposed product at various stages, including:

•	product design and development;
•	pre-clinical and clinical testing and trials;
•	product safety;
•	establishment registration and product listing;
•	labeling and storage;
•	marketing, manufacturing, sales and distribution;
•	pre-market clearance or approval;
•	servicing and post-market surveillance;
•	advertising and promotion; and
•	recalls and field safety corrective actions.

Even if we obtain all regulatory approvals, before we can market or sell our proposed product, we must obtain either clearance under Section 510(k) of the United States Food, Drug and Cosmetic Act or approval of a pre-market approval application (a “PMA”) from the FDA, unless an exemption from pre-market review applies. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support substantial equivalence. The PMA pathway requires an applicant to demonstrate the safety and effectiveness of the device based on extensive data. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, such as our proposed insulin pump. Products that are approved through a PMA application generally need FDA approval before they can be modified. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k). The process of obtaining regulatory clearances or approvals to market a medical device, such as our proposed insulin pump, can be costly and time-consuming, and we may not be able to obtain such clearances or approvals on a timely basis or at all for our proposed product.

If the FDA requires us to go through a more rigorous examination for our proposed product than we currently expect, we may require substantial additional funding sooner than anticipated and/or our product could be severely delayed or our efforts ceased. We anticipate that our proposed product will require the more costly, lengthy and uncertain PMA approval process.

The FDA can delay, limit or deny clearance or approval of our proposed pump device for many reasons, including:

•	our inability to demonstrate that our product is safe and effective for its intended users;
•	the data from our clinical trials may be insufficient to support clearance or approval; and
•	failure of the manufacturing process or facilities we use to meet applicable requirements.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay approval or clearance of our proposed product.

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Any delay in, or failure to receive or maintain, clearance or approval for our products under development could prevent us from generating revenue therefrom or achieving profitability. Additionally, the FDA and other regulatory authorities have broad enforcement powers. Regulatory enforcement or inquiries, or other increased scrutiny on us, could dissuade some customers from using our proposed product and adversely affect our reputation and the perceived safety and efficacy of our proposed product.

Failure to comply with applicable regulations could jeopardize our ability to commercialize and sell our proposed pump and result in enforcement actions such as fines, civil penalties, injunctions, warning letters, recalls of products, delays in the introduction of products into the market, refusal of the FDA or other regulators to grant future clearances or approvals, and the suspension or withdrawal of existing approvals by the FDA or other regulators. Any of these sanctions could result in higher than anticipated costs and have a material adverse effect on our reputation, business and financial condition.

Employees

To conserve our capital, we intend to hire one full time employee to manage the project along with a team of design engineers initially on a “time” basis until we are confident that all required governmental approvals related to our proposed pump will be granted and that commercialization thereof will likely to be achieved. At such time, which we currently believe will occur in the fourth quarter of 2018 or first quarter of 2019, we will employ such persons on a full-time basis. We also intend, as appropriate, to employ software and hardware personnel in connection with software and hardware aspects of our proposed pump. Similarly, Mr. DiPerna will be employed by us part-time until we have such level of confidence. Notwithstanding the above, we believe even as a part-time employee, Mr. DiPerna, because of his extensive experience and knowledge in the design and development of medical devices and in particular with regard to insulin pumps, will be able to handpick, lead and manage a strong core of experienced and well-seasoned engineers. We initially are targeting our design engineering team to consist of approximately 5 engineers.

Legal Proceedings

We are not aware of any legal proceedings or threatened legal proceeding contemplated by any governmental authority or any other party involving us or our properties.

Reports to Security Holders

Our Internet address is modular-medical.com. The content on our website is available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Current Report. The public may read and copy any materials we file with the SEC, including our annual reports, quarterly reports, current reports, proxy statements, information statements and other information, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

An investment in our Company involves a significant level of risk. Investors should carefully consider the risk factors described below together with the other information included in this Current Report on Form 8-K. If any of the risks described below occurs, or if other risks not identified below occur, our business, financial condition, and results of operations could be materially and adversely affected.

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Risks Related to our Business

We have a limited operating history and a history of operating losses, and we may not be able to achieve or sustain profitability. In addition, we may be unable to continue as a going concern.

Bear Lake was incorporated in Nevada in October 1998, and has been a shell company since approximately 2002; and Quasuras was incorporated in April, 2015 and as a result, we have only a limited operating history. To date, substantially all of our operations have consisted of working on the designing of our proposed insulin pump, creating budgets, projections, a business plan, capital raising and other related actions, the Acquisition and developing our intellectual property including filing for a patent with the United States Patent and Trademark Office. Moreover, to date, we have funded such limited operations through sales of our equity securities and from capital contributions by Mr. DiPerna of approximately $600,000. To date, we have not generated any revenues and do not expect to until such time, if ever, as we successfully design, develop, obtain all regulatory approvals and commence sales of our proposed insulin pump.

We incurred a net loss of approximately $20,000 for the year ended March 31, 2016 and $28,000 for the year ended March 31, 2017 and a cumulative net loss of approximately $48,000 from April 15, 2015 (date of inception) to March 31, 2017.

We expect to continue to incur losses for the foreseeable future, and these losses will likely increase initially as we ramp up for the design and development of our proposed product, purchase and develop our intellectual property and work to obtain regulatory approval for our proposed insulin pump. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If our proposed product is completed, but we do not achieve market acceptance, we may never become profitable. The initial cost of completing our proposed product and thereafter attempting to commercialize our product and penetrating our anticipated markets will be substantial, and there is no assurance that we will be successful in doing so. Additionally, if we are not successful in generating revenues and controlling costs, we will not achieve profitable operations or positive cash flow, and even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

We are an early-stage company, and as such, we have no meaningful operating or financial history, we have no products in the marketplace, and we are pre-revenue at this time.

Quasuras commenced operations in April 2015. Therefore, there is limited historical financial information upon which to base an evaluation of our performance and future prospects. Due to our lack of operating history, our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in the early-stage of operations, including, without limitation, the following:

•	absence of an operating history;

•	absence of any revenues;

•	absence of any products in the marketplace;

•	insufficient capital;

•	expected continual losses for the foreseeable future;

•	no history on which to evaluate our ability to anticipate and adapt to a developing market;

•	uncertainty as to market acceptance of our initial and future products;

•	limited marketing experience and lack of sales organization; and

•	competitive and highly regulated environment.

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Because we are subject to these risks, potential investors may have a difficult time evaluating our business and their investment in our Company. We may be unable to successfully overcome these risks, any of which could irreparably harm our business. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with a new enterprise, the commercial launch of a new product which still requires testing, and the operation in a competitive industry. We expect to sustain losses in the future as we implement our business plan. There can be no assurance that we will ever generate revenues or operate profitably.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all.

As a result of the Private Placement we received gross proceeds of approximately $5,100,000. Those funds constitute all of our currently available cash. We currently believe based upon our projected costs and expenses that such funds will enable us to complete the design and submission for approval to the regulated bodies. However, if for any number of reasons including, but not limited to, our costs and expenses are higher than anticipated, unexpected delays and/or faults in our design and development process and/or in obtaining regulatory approvals, such funds are not sufficient to allow us to submit, or even if our current funds are sufficient to allow us to submit, we still will need additional funds to create the sales marketing and operational expertise to support the marketplace with this new product. In either event, we will need additional funds which could be substantial. If we are not successful in securing additional financing when needed and on terms acceptable to us, we may be unable to execute our business plan which could result in us curtailing or ceasing operations. Our ability to raise additional capital is uncertain and dependent on numerous factors beyond our control including, but not limited to, market, economic conditions, availability or lack of availability of credit, the medical device industry, the status of our proposed insulin pump at the time capital is needed and other related and non-related factors. We currently do not have any committed external source of funds. In either event we will need to raise additional funds, we currently cannot provide assurances when and the amount. We currently believe that the gross proceeds that we received in the Private Placement, will allow us to build the required regulatory, quality and technical teams to design our proposed product in compliance with International Organization for Standardization (ISO) design standards, build our proposed pump to ISO manufacturing standards and perform the prescribed testing required to submit our proposed insulin pump to the FDA and other regulatory bodies for approval and/or clearance.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, then-existing stockholders’ interests may be materially diluted, and the terms of such securities could include liquidation or other preferences that adversely affect their rights as common stockholders. Debt financing and preferred equity financing, if available, may involve agreements that include restrictive covenants that limit our ability to take specified actions, such as incurring additional debt, making capital expenditures or declaring dividends.

We are currently dependent on Paul DiPerna. If we fail to attract and retain additional management and other critical personnel, we may be unable to successfully develop or commercialize our products.

Although initially being employed by us on a part-time basis, we are wholly-dependent on Mr. DiPerna. The loss of his services would have a material adverse effect on us. We currently do not have an employment agreement with Mr. DiPerna and have not obtained key-man insurance on Mr. DiPerna. To successfully implement and manage our business plan, we will be dependent upon, among other things, Mr. DiPerna hiring a competent team of engineers and eventually other personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain such qualified personnel to join the Company on acceptable terms. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we will experience constraints that will impede significantly our ability to achieve our objectives, our ability to raise additional capital when needed and our ability to implement our business strategy. In particular, the loss of Mr. DiPerna would have a material adverse effect on us.

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Our success is dependent on our proposed product.

We intend to initially devote all of our time, effort and resources on designing, developing, obtaining regulatory approvals and bringing our proposed insulin pump to the point of readiness for commercial sale. If we are unsuccessful in such efforts, we will have spent all or a substantial portion of our available funds on an unsuccessful product. Moreover, even if we reach the point where we are able to commercially sell such proposed product, other factors that could adversely affect ultimate success, of our proposed insulin pump includes pricing, demand, market acceptance, regulatory compliance and approval.

If we are able to successfully bring our insulin pump product to the point of commercial sales, we will depend on third-party suppliers for materials and components for manufacturing.

If we are able to successfully design, construct and obtain required approvals for our proposed product, we may become dependent on a limited number of third-party suppliers for the materials and components required to manufacture any such products on a commercial scale and a third party manufacturer (if we elect not to manufacture our product ourselves). At such time, a delay or interruption by our suppliers or manufacturer may harm our business, results of operations, and financial condition, and could also materially and adversely affect our business. In addition, the lead time needed to establish a relationship with a new supplier or 3rd party manufacturers can be lengthy, and we could then experience delays in meeting demand in the event we must change or add new suppliers or a new 3rd party manufacturer. Our dependence on suppliers and a 3rd party manufacturer would expose us to numerous risks, including but not limited to, suppliers and/or manufacturers may cease or reduce production or deliveries, raise prices, or renegotiate terms; we may be unable to locate a suitable replacement supplier and/or manufacturer on acceptable terms or on a timely basis, or at all; and delays caused by supply and manufacturing issues may harm our then reputation, frustrate our customers, and cause them to turn to our competitors for future needs.

Our failure to effectively manage growth could impair our business.

We intend to increase our personnel and other costs as we develop our proposed products. Such may put a strain on our administrative and operational resources, and our funding requirements. Our ability to effectively manage growth will require us to successfully create and expand operational and management systems and hire, attract, train, manage, and retain qualified personnel. There can be no assurance that we will be able to do so, particularly if we are unable to obtain sufficient financing. If we are unable to appropriately manage growth, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We operate in a very competitive industry and will compete against competitors who have greater resources than us.

The medical device industry in general and the diabetic insulin therapy market and in particular the insulin pump market is intensely competitive, subject to rapid change and highly sensitive to the introduction of new products, treatment techniques or technologies, or other activities of industry participants. We believe our product when, if ever, ready for commercial sale will compete directly with a number of traditional and well established insulin pumps as well as other methods for the treatment of diabetes.

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We believe our primary competitors will be major medical device companies that are either publicly traded companies or divisions or subsidiaries of publicly traded companies. For instance, Medtronic MiniMed, a division of Medtronic, Inc., has been the market leader for many years and has the majority share of the traditional insulin pump market in the United States. Other significant insulin pump suppliers in the United States include Animas Corporation, a division of Johnson & Johnson, and Insulet Corporation. However, we believe that the market for insulin pumps is currently undergoing significant changes. For instance, in late 2016, Roche Diabetes Care, a division of F. Hoffman-La Roche discontinued sales of new insulin pumps in the United States, and in early 2017, Johnson & Johnson announced that it is evaluating strategic options for its diabetes business unit, including Animas. It is too early to evaluate the potential impact of these changes on our competitive landscape. There are also newer companies entering the field.

Some of our believed competitors will enjoy a variety of advantages over us, including:

•	greater financial and human resources for sales and marketing, product development, customer service and clinical resources;

•	greater financial resources to respond to competitive pressures and regulatory uncertainty;

•	established relationships with healthcare providers and third-party payors;

•	established reputation and name recognition among healthcare providers and other key opinion leaders in the diabetes industry;

•	Existing product in the market resulting in an established base of customers;

•	products supported by long-term clinical data;

•	larger and more established distribution networks;

•	greater ability to cross-sell products or provide incentives to healthcare providers to use their products; and

•	more experience in conducting research and development, manufacturing, clinical trials, and obtaining regulatory approval or clearance.

As a result of the above, we may not be able to compete successfully against such competitors.

Even if our proposed insulin pump reaches the point of readiness for commercial sale, competitive products or other technological breakthroughs for the monitoring, treatment or prevention of diabetes or technological developments may render our proposed product obsolete or less desirable.

Even if we are successful in developing our proposed product to the point of commercial sale, our ability to sell our product will depend, among other things, whether our product will be accepted by and appeal to our target market which will in large part depending upon whether our proposed product will offer user-friendly features, is easy to use and is offered at price points affordable to our target market, receive adequate coverage and reimbursement from third-party payor, and are more appealing than available alternatives. Our primary competitors, as well as a number of other companies, medical researchers and existing pharmaceutical companies are pursuing new delivery devices, delivery technologies, sensing technologies, procedures, drugs and other therapies for the monitoring, treatment and prevention of diabetes. Any technological breakthroughs in diabetes monitoring, treatment or prevention could reduce the potential market for our product candidates or render our product candidates obsolete altogether, which would significantly reduce our sales.

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Because of the size of the insulin-dependent diabetes market, we anticipate that companies will continue to dedicate significant resources to developing competitive products. The frequent introduction by competitors of products that are or claim to be superior to any of our proposed product may create market confusion that may make it difficult to differentiate the benefits of our proposed product over competitive products. In addition, if our proposed product became commercially successful, competitors may elect to employ pricing strategies that could adversely affect the pricing of any of our proposed product.

Moreover, it is our goal to design our products to resemble modern consumer electronic devices to address certain embarrassment and functionality concerns consumers have raised with respect to traditional pumps. The consumer electronics industry is itself highly competitive, and characterized by continual new product introductions, rapid developments in technology, and subjective and changing consumer preferences. If consumers do not view our proposed product as contemporary or convenient as compared to then-existing consumer electronics technology, our proposed product may not be desirable.

We may be subject to product liability claims, and may not have sufficient product liability insurance to cover any such claims, which may expose us to substantial liabilities.

We may be exposed to product liability claims from consumers of any of our to be developed products. It is possible that any product liability insurance coverage we obtain will be insufficient to protect us from future claims. Further, we may not be able to obtain or maintain insurance on acceptable terms or such insurance may be insufficient to cover any potential product liability claim or recall. Failure to obtain or maintain sufficient insurance coverage could have a material adverse effect on our business, prospects, and results of operations if claims are made that exceed our coverage.

No assurance of target market acceptance.

Even if we are able to commence commercial sales of our proposed insulin product, to achieve profitability and become a viable industry product, we will need wide consumer and market acceptance. No assurances can be given that consumers will purchase our product in sufficient amounts and on a continuous basis for us to reach a level of revenues and income necessary to continue as a viable participant in the industry. The failure to do so would have a material adverse effect on us and investors.

Increased costs as a result of being a public company.

We have incurred, and expect to continue to incur costs associated with becoming and continuing as a public company, including, but not limited to, legal, accounting, filing and other related costs and expenses.

We may need to license patents, intellectual property, and proprietary technologies from third parties, which may be difficult or expensive to obtain.

We may need to obtain licenses to patents and other proprietary rights held by third parties to successfully develop, manufacture and market one our proposed product. As an example, it may be necessary to license an electronic component such as a sensor from a third party’s proprietary technology to develop a product. If we are unable to timely obtain any such license on reasonable terms, our ability to successfully develop or commercially exploit our proposed product may be inhibited or prevented.

If we are unable to adequately protect our technology or enforce our intellectual property rights, our business could suffer.

We believe a significant factor to the success of our proposed insulin pump will be our intellectual property. To date, we have filed with the USPTO one provisional patent and one non-provisional patent. As a result of the significance of our intellectual property to our overall success, we will be required to adequately obtain and maintain patent protection for our intellectual property. The coverage claimed in a patent application can be significantly reduced before the patent is issued, and the patent’s scope can be modified after issuance. Furthermore, if our patent applications are not approved or, if approved, are not upheld in a court of law if challenged, our ability to competitively exploit our proposed insulin pump would be substantially harmed. Additionally, if patents are issued with respect to our patent applications, such patents may or may not provide competitive advantages for our proposed product or such patents may be challenged or circumvented by our competitors, in which case our ability to commercially exploit our proposed product may be severely diminished.

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We also will intend on trade secret and contractual protections for our unpatented, confidential, and proprietary technology. Trade secrets are difficult to protect. While we will enter into proprietary information agreements with certain of our employees, consultants, and others, these agreements may not successfully protect our trade secrets or other confidential and proprietary information. It is possible that these agreements will be breached, or that they will not be enforceable in every instance, and that we will not have adequate remedies in the case of any such breach. It is also possible that our trade secrets will become known or independently developed by our competitors. If we are unable to adequately protect our technology, trade secrets, or proprietary know-how, or enforce any patents we obtain, our then business, financial condition, and prospects could suffer.

Intellectual property litigation is increasingly common and increasingly expensive, and may result in restrictions on our business and substantial costs, even if we prevail.

Patent and other intellectual property litigation is becoming more common, and such litigation may be necessary to defend against or assert claims of infringement, to protect trade secrets, to determine the scope and validity of proprietary rights of third parties, or to enforce any patent rights we have or acquire, including those we may license from others. While we do not believe our intellectual property infringes upon a third party’s patent or other intellectual property rights, no assurances can be given that no, litigation asserting such claims against us will not in the future be initiated and if initiated no assurances can be given we would prevail, or result in us not able to obtain or use the necessary intellectual property on reasonable terms, if at all. All such litigation, whether meritorious or not, as well as litigation initiated by us against third parties, is time-consuming and very expensive to defend or prosecute and to resolve. In addition, if we infringe the intellectual property rights of others, we could lose our right to develop, manufacture, or sell our products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. An adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us developing, manufacturing or selling any proposed products, which would harm our then business, financial condition, and prospects.

We may encounter unanticipated obstacles to execution of our business plan which may cause us to change or abandon our current business plan.

Because we are a new and early stage development company there is greater chance our business plan may change significantly based on our encountering unanticipated obstacles. Our business endeavor is capital intensive, and may be subject to statutory or regulatory requirements and other factors that we cannot control, and which could be detrimental to our business plan. We reserve the right to make significant modifications to our proposed business plan depending on future events.

Risks Related to Our Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company’s common stock is quoted on the OTC Pink Market under the symbol “MODD”. To date, however, there has been minimal reported trading in our common stock, and no assurances can be given that an active trading market will ever develop or if developed will be sustained. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our shares. This severely limits the liquidity of the common stock, and may adversely affect the market price of our common stock. A limited market may also impair our ability to raise capital by selling shares and may impair our ability to acquire other companies or assets by using common stock as consideration.

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If an active market for our common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;
•	announcements that our revenue or income are below analysts’ expectations;
•	general economic slowdowns;
•	sales of large blocks of our common stock; and
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, which may make it more difficult for stockholders to sell our common stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Company’s common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Because we became a public by means of a reverse acquisition, we may not be able to attract the attention of brokerage firms.

Because we became public through a “reverse acquisition”, securities analysts of brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. Moreover, no assurance can be given that brokerage firms will want to conduct capital raises on our behalf in the future.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	Announcements relating to new products or product enhancements by us or our competitors;

•	developments concerning intellectual property rights;

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•	changes in legal, regulatory, and enforcement frameworks impacting our products;

•	variations in our and our competitors’ results of operations;

•	fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;

•	the results of product liability or intellectual property lawsuits;

•	future issuances of common stock or other securities;

•	the addition or departure of key personnel;

•	announcements by us or our competitors of acquisitions, investments or strategic alliances; and

•	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market has recently experienced extreme price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors’ investment.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our Company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

Our investors’ ownership in the Company may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. We currently anticipate offering stock option plans for officers, directors and others. Additional shares of common stock issued by us in the future will dilute an investor’s investment in the Company.

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Directors, executive officers, principal stockholders and affiliated entities own a significant percentage of our capital stock, and they may make decisions that our stockholders do not consider to be in their best interests.

As of the date of this Current Report on Form 8-K, our directors, executive officers, principal stockholders and affiliated entities beneficially own, in the aggregate, approximately 82% of our issued and outstanding shares of common stock as of the date hereof. Mr. DiPerna, our chairman, chief executive officer, chief financial officer, secretary and treasurer, beneficially owns approximately 47% of our issued and outstanding common stock and the Purchasing Funds may be deemed to beneficially own approximately 34% of our issued and outstanding common stock. Manchester Management Company, LLC, a Delaware limited liability company, the general partner of both of the Purchasing Funds (“MMC”) may be deemed the control person of each of the Purchasing Funds. Mr. Frank, a director of the Company is a portfolio manager and consultant of MMC and Mr. Besser a former executive officer and director of Bear Lake may be deemed Affiliates of MMC. As a result, if some or all of such persons acted together, they would have the ability to control the election of our board of directors and the outcome of issues requiring approval by our stockholders. This concentration of ownership may also have the effect of delaying or preventing a change in control of our Company that may be favored by other stockholders. This could prevent transactions in which stockholders might otherwise recover a premium for their shares over current market prices. This concentration of ownership and influence in management and board decision-making could also harm the price of our capital stock by, among other things, discouraging a potential acquirer from seeking to acquire shares of our capital stock (whether by making a tender offer or otherwise) or otherwise attempting to obtain control of our Company. For a more detailed discussion of the relationships and certain transactions involving the Purchasing Funds, MMC and Messrs. Besser and Frank with each other and with us see “Certain Relationships and Related Party Transactions and Director Independence” set forth in this Item

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to detect and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as would be possible with an effective control system in place. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our common stock.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, Quasuras’ audited annual financial statements and the related notes thereto which appears elsewhere in this Current Report on Form 8-K. This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading “Forward-Looking Statements” in this Current Report on Form 8-K. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see the disclosure under the heading “Risk Factors” elsewhere in this Current Report on Form 8-K. The Management Discussion and Analysis of Financial Condition and Results of Operations below is based upon only the financial performance of Quasuras.

For information regarding the financial results of Bear Lake, you should refer to Bear Lake’s Annual Report on Form 10-K for the year ended June 30, 2016, filed with the SEC on September 26, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 18, 2017, and the financial statements of Bear Lake including the financial statements included therein.    For the purposes of this “MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” Section, the terms the “Company,” “we,” “us,” and “our” refers to Quasuras, Inc., a Delaware corporation.

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Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations set forth below under the headings “Results of Operations” and “Liquidity and Capital Resources” have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this Current Report Form 8-K. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our critical accounting policies and estimates, including stock-based compensation and long-lived assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. A more detailed discussion on the application of these and other accounting policies can be found in Note 2 of the Notes to Financial Statements set forth in our financial statements as of and for the years ended March 31, 2017 and 2016, which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Actual results may differ from these estimates under different assumptions and conditions.

While all accounting policies impact the financial statements, certain policies may be viewed as critical. Critical accounting policies are those that are both most important to the portrayal of financial condition and results of operations and that require management’s most subjective or complex judgments and estimates. Our management believes the policies that fall within this category are the policies on accounting for stock-based compensation, intellectual property and long-lived assets.

Results of Operations

Results of Operations - For the Year Ended March 31, 2017

Revenue

For the year ended March 31, 2017, the Quasuras had no revenues. The Company is in the research and development stage, but projects its first product will be released in 2018.

Operating Expenses

Legal and professional expenses (“L&P”) costs and expenses were approximately $17,830 for the year ended March 31, 2017.

General and administrative expenses (“G&A”) include costs for accounting and audit services, taxes and various other general operating expenses. G&A costs and expenses were approximately $11,588 for the year ended March 31, 2017.

Net Loss

We incurred a loss of approximately $29,256 for the year ended March 31, 2017, and had an accumulated deficit of approximately $49,000 as of March 31, 2017 for the reasons cited above.

Operating Activities

For the year ended March 31, 2017, our operating activities used cash in the amount of $21,137 which is was caused primarily by our net loss of $29,256.

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Investing Activities

For the year ended March 31, 2017 cash used in investing activities totaled $0.

Financing Activities

For the year ended March 31, 2017, our net cash provided by financing activities was $23,521, which proceeds were received from the sale of $100,000 of our common stock and the exercise of $100,000 of stock options and was offset by the repurchase of $187,951 for shares of our common stock.

Liquidity

As of March 31, 2017, we had cash and cash equivalents of approximately $392,000. Our cash and cash equivalents increased by approximately $2,400 during the year ended March 31, 2017. As of March 31, 2016, we had cash and cash equivalents of approximately $390,000.

Results of Operations - For the Year Ended March 31, 2016

Revenue

From April 20, 2015, the Company’s inception through, March 31, 2016, the Company had no revenues. The Company is in the research and development stage, but projects its first product will be released in 2019.

Operating Expenses

G&A and L&P costs and expenses were $17,401 and $4,457, respectively, for the year ended March 31, 2016.

Net Loss

The Company incurred a net loss of $20,161 for the year ended March 31, 2016 for the reasons cited above.

Operating Activities

For the year ended March 31, 2016, our operating activities used cash in the amount of $20,161.

Investing Activities

For the year ended March 31, 2016 cash used in investing activities totaled $0.

Financing Activities

For the year ended March 31, 2016, our net cash provided by financing activities was $409,784, which was primarily from the sale of our Common Stock.

Liquidity

As of March 31, 2016, we had cash and cash equivalents of approximately $390,000.

Liquidity and Capital Resources

Our principal sources of cash have been proceeds from the sale of our common stock.

We do not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

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Contractual Obligations

None

DESCRIPTION OF PROPERTIES

The Company owns no properties and currently uses office space provided by Mr. DiPerna.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners and management

The following table sets forth certain information as of July 24, 2017, with respect to the beneficial ownership of our shares of common stock (our only class of outstanding voting securities), taking into account the completion of the Acquisition, the Private Placement and the cancellation by Manchester of the 2,900,000 share Control Block in the Share Cancellation described in Items 1.01, 2.01 and 3.02 of this Current Report on Form 8-K by (i) any person or group owning more than 5% of our common stock; (ii) each of our directors and executive officers; and (iii) all executive officers and directors as a group. Unless otherwise indicated, the address of all listed stockholders is 17995 Bear Valley Lane Escondido CA 92027.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (1)
Directors and Officers:

Paul DiPerna (2)	7,523,430	47.07%

Morgan Frank (3)	5,483,860	34.31%

All officers and directors as a group (2 person) (4)	13,007,291	81.38%

Beneficial owners of more than 5%:

Manchester Explorer, L.P. (5)	5,664,690	35.44%

JEB Partners, L.P. (6)	5,664,690	35.44%

* Less than 1%

(1)	Based upon 15,983,272 shares of common stock outstanding on July 24, 2017.
(2)	Consists of (i) 7,220,400 shares acquired in the Acquisition and (ii) 303,030 shares were acquired in the Private Placement. Mr. DiPerna is our chairman, chief executive officer, chief financial officer, secretary and treasurer.
(3)	Consists of (i) 5,303,030 shares owned by the Purchasing Funds that were purchased in the Private Placement and (ii) 180,830 shares received by Mr. Frank in the Acquisition in exchange for the shares of Quasuras purchased by Mr. Frank in January 2017 directly from Quasuras. Mr. Frank serves as portfolio manager and consultant of MMC who may be deemed a control person of the Purchasing Funds. Mr. Frank, however, disclaims beneficial ownership of all 5,303,030 shares owned by the Purchasing Funds. The address for Mr. Frank is c/o Manchester Management Company, LLC, 3 West Hill Place, Boston, MA, 02110.

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(4)	See “2” and “3” above. The address for Manchester Explorer, L.P. is c/o Manchester Management Company, LLC, 3 West Hill Place, Boston, MA, 02110
(5)	Consists of (i) 4,545,455 shares purchased by such person in the Private Placement, (ii) 757,576 shares owned by JEBP, (iii) 180,830 shares owned and acquired by Mr. Frank in the Acquisition, and (iv) 180,830 shares owned and acquired by Mr. Besser in the Acquisition. Such person, however, disclaims beneficial ownership of all shares other than the 4,545,455 shares directly owned by it. The address for Manchester Explorer, L.P. is c/o Manchester Management Company, LLC, 3 West Hill Place, Boston, MA, 02110
(6)	Consists of (i) 757,576 shares purchased by such person in the Private Placement, (ii) 4,545,455 shares owned by Manchester Explorer, (iii) 180,830 shares owned and acquired by Mr. Frank in the Acquisition, and (iv) 180,830 shares owned and acquired by Mr. Besser in the Acquisition. Such person, however, disclaims beneficial ownership of all shares other than the 757,576 shares directly owned by it. The address for JEB Partners, L.P. is c/o Manchester Management Company, LLC, 3 West Hill Place, Boston, MA, 02110

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Effective July 24, 2017, in connection with the Acquisition, Mr. Besser resigned as president and a director and Mr. Frank as chief executive officer, chief financial officer, secretary and treasurer of the Company and Mr. DiPerna was appointed our chief executive officer, chief financial officer, secretary, treasurer and Chairman.

The table below sets certain information concerning our executive officers and directors as of the date of this Current Report on Form 8-K, including their names, ages and positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

In accordance with our articles of incorporation, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified.

Name	Age	Position
Paul DiPerna	58	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director (Chairman of the Board)
Morgan C. Frank	45	Director
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The following information pertains to the members of our Board and to our executive officers effective as of the closing of the Share Exchange, their principal occupations and other public company directorships for at least the last five years and information regarding their specific experiences, qualifications, attributes and skills:

Paul DiPerna serves as our chairman, chief executive officer, chief financial officer, secretary and treasurer began his career in approximately 1980 as a mechanical design engineer in the automated test equipment industry before moving in approximately 1989 to a start-up in the blood separation sciences industry. This company was eventually acquired in approximately 1991 by Baxter Healthcare (“Baxter”). Following such acquisition, Mr. DiPerna became employed by Baxter and held various positions during his approximate 12 years at Baxter. While at Baxter, Mr. DiPerna led significant projects and initiatives including leading a team of approximately 50 engineers in developing equipment in the blood separation sciences industry. In approximately 1996, Mr. DiPerna was promoted to General Manager of Baxter’s business development group to identify expansion opportunities in the medical device industry for Baxter to expand into. While holding such position, Mr. DiPerna led a team of 20-25 persons researching custom orthopedics, digital dentistry and rapid prototyping. In such role, one of Mr. DiPerna’s assignments was identifying opportunities in the diabetes industry. As a result, Mr. DiPerna developed an expertise and knowledge and became well known in the diabetes industry and led attempts by Baxter to acquire three then leading insulin pump manufacturers. In 2003, Mr. DiPerna using his knowledge and experience acquired at Baxter in the diabetes industry and in the “pump” product business in particular, left Baxter and founded what subsequently became Tandem Diabetes Care, Inc. (“Tandem”). While at Tandem, Mr. DiPerna held various positions including a director, chief executive officer and chief technology officer. Tandem is a medical device company that designs, develops and commercializes products for people with insulin dependent diabetes. Tandem’s common stock is listed on the NASDAQ Global Market under the symbol “TNDM”. Tandem was founded by Mr. DiPerna to design, develop and commercialize a “state of the art” user-friendly insulin pump. Under the leadership of Mr. DiPerna, Tandem raised approximately $52,000,000 from well-known venture capital firms. Mr. DiPerna was the person primarily responsible for the design concept and development of Tandem’s insulin pump, which after commercial introduction it is estimated by Mr. DiPerna such insulin pump had a quick ramp up to 5,000 purchasers. In 2011, Mr. DiPerna resigned from his executive officer position and board seat at Tandem and continued to assist the company through 2013. He co-invented a medical device used for blood borne infection control called the “Curos Cap.” Curos Cap was owned by a private company which was acquired by 3M Corporation in 2015 for $150,000,000. Thereafter, Mr. DiPerna founded a company Fuel Source Partners, LLC, where he is the manager, to incubate early stage medical device products and accumulate technical talent. One of such proposed products was spun-out to Quasuras in March 2015, which we acquired in the Acquisition. Mr. DiPerna owns a variety of patents and patents pending and is a member of the American Diabetes Association. Mr. DiPerna received a Masters in Engineering Management from Northeastern University and a BS in Mechanical Engineering from the University of Lowell. In January 2017, Mr. DiPerna joined National Cardiac Incorporated as the Chief Executive Officer and as a board member to leverage their technology in the cardiac monitoring space

Morgan C. Frank serves as a director of the Company. Mr. Frank has worked with MMC since May 2002, and prior to such time, he was a founder and managing director at First Principles Group, a boutique consultancy and principal investor specializing in corporate restructuring, restarts, intellectual property assessment and salvage, and spin outs. Prior to such time, Mr. Frank spent approximately five years as an analyst and portfolio manager at Hollis Capital, a San Francisco based hedge fund and prior thereto, Mr. Frank worked for an independent private client group at Paine Webber specializing in primary research to develop investment ideas (particularly short sale ideas) for institutional clients. Prior to his employment at Paine Webber, Mr. Frank was a currency trader for Eastern Vanguard. Mr. Frank holds a BA in Economics and in Political Science from Brown University.

Involvement in Legal Proceedings

To the Company’s knowledge, none of our officers or our directors has, during the last ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To the Company’s knowledge, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Arrangements for Appointment of Directors and Officers

MMC has the right to appoint two (2) of our five (5) directors of which Mr. Frank is one; and Mr. DiPerna has the right to appoint our chairman and chief executive officer as well as two (2) other directors to our Board of Directors. To date, Mr. DiPerna has appointed himself our chairman and chief executive officer.

The disclosures set forth in Item 1.01, Item 2.01 and Item 5.01 of this Current Report on Form 8-K are incorporated by reference herein.

Family Relationships

There are no family relationships among the members of our Board or our executive officers.

Composition of the Board

In accordance with our articles of incorporation, our Board is elected annually as a single class.

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors c/o the corporate secretary at the address set forth on the cover page of this Current Report on Form 8-K. Our corporate secretary will forward stockholder communications to our board of directors prior to the board’s next regularly scheduled meeting following the receipt of the communication.

CORPORATE GOVERNANCE

Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the chairman and chief executive officer positions should be separate or combined. Our Board of Directors is primarily responsible for overseeing our risk management processes on behalf of the Company. Our Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. Our board of directors will focus on the most significant risks facing us and our general risk management strategy, and also ensure that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our board leadership structure supports this approach.

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Board Committees

There are currently no committees of our board of directors, and we do not presently have a director who meets the definition of an “audit committee financial expert”.

Code of Ethics

Our board of directors intends to adopt a code of ethics that our officers, directors and any person who may perform similar functions will be subject to.

EXECUTIVE COMPENSATION

Quasuras became our wholly owned subsidiary as a result of the consummation of the Acquisition. The following table summarizes all compensation earned in each of Quasuras’ last two fiscal years ended March 31, 2017 and 2016 by: (i) its principal executive officer; and (ii) its most highly compensated executive officer other than the principal executive officer who was serving as an executive officer of Quasuras as of the end of the last completed fiscal year. The tables below reflect the compensation for the Quasuras executive officers who are also named executive officers of the combined company.

Summary Compensation Table

The following table lists the summary compensation of Quasuras’ named executive officers for the prior two fiscal years (Quasuras was incorporated in April 2015):

Name and principal position	Year ended March 31	Salary	Bonus	Stock awards	Option awards	All other comp.	Total

Paul DiPerna	2017	$0-	$0-	$0-	$0-	$0-	$0-
Chief Executive Officer	2016	$0-	$0-	$0-	$0-	$0-	$0-

Employment Agreements with Named Officers

We have not entered into employment agreements our officer but anticipate entering into such agreement in the near future. It is anticipated that such agreement would contain provisions regarding compensation, and other applicable terms relating to competition and term of employment.

Outstanding Equity Awards at Fiscal Year-End

We have not granted any equity or option awards to our executive officers as of March 31, 2017.

Director Compensation

We have not paid any compensation to our directors as of March 31, 2017.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

On April 26, 2017, pursuant the SPA, Manchester purchased from Bear Lake the 2,900,000 share Control Block for $375,000, approximately $0.13 per share, in the Control Block Acquisition, which following the closing thereof, such 2,900,000 shares represented approximately 83% of our issued and outstanding common stock.

Pursuant to the SPA, the then directors and officers of Bear Lake appointed Mr. Besser as president and a director of the Company; and Mr. Frank as chief executive officer, chief financial officer, secretary, treasurer and a director of Bear Lake, and immediately following such appointments, such prior directors and officers of Bear Lake resigned as directors and officers of the Company.

In approximately February 2017, Mr. Besser and Mr. Frank purchased in the aggregate approximately four and a half (4.5%) percent of the capital stock of Quasuras (approximately 2.25% per person), for $100,000, and as a result received 361,660 shares of our common stock in the Acquisition (180,830 each), representing in the aggregate four and a half (4.5%) percent of the 7,582,060 shares of our common stock to the 3 Quasuras Shareholders (including Messrs. Besser and Frank) in the Acquisition, with the remaining approximately ninety-five and a half (95.5%) percent, or 7,220,400 shares, being issued to Mr. DiPerna.

Contemporaneously with and as a condition to the closing of the Private Placement, Manchester cancelled the 2,900,000 share Control Block purchased by it in the Control Block Acquisition.

Mr. Besser is the managing member of MMC, the general partner of each of the Purchasing Funds, one of who is Manchester; and Mr. Frank is the portfolio manager of and consultant to MMC. As a result of the above, Mr. Frank being a director of Bear Lake prior to and following the Acquisition and the 5,303,030 shares of our common stock purchased by the Purchasing Funds in the Private Placement, Messrs. Besser and Frank, the Company, MMC and the Purchasing Funds may be deemed Affiliates of the Company.

In addition, as a result of the above, Mr. Besser and Mr. Frank may be deemed beneficial owners (as determined pursuant to Rule 13d-3 of the Exchange Act) of all 5,303,030 shares purchased by the Purchasing Funds in the Private Placement. Messrs. Besser and Frank, however, disclaim all such beneficial ownership.

Director Independence

Mr. DiPerna and Mr. Frank are our only directors and neither independent. We currently intend in the future to obtain director and officer insurance and thereafter appoint persons to our board of directors who will as an independent directors pursuant to Nasdaq Stock Market Rule 5605(a)(2) and applicable SEC rules and regulations.

Potential Conflicts of Interest

Since we did not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees were performed by our directors. Thus, there was an inherent conflict of interest.

LEGAL PROCEEDINGS

From time to time we may be involved in claims arising in the ordinary course of business. No legal proceedings, governmental actions investigations or claims are currently pending against us or involve us.

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RECENT SALES OF UNREGISTERED SECURITIES

On January 31, 2017, Quasuras entered into a Common Share Purchase Agreement (the “Share Purchase Agreement”) with Messrs. Frank and Besser pursuant to which Messrs. Frank and Besser each purchased from Quasuras, 100,000 shares of Quasuras’ common stock at a price of $0.50 per share. On or about February 15, 2017, Paul DiPerna exercised an option and acquired 200,000 shares of Quasuras’ common stock at a price of $0.50.

The description of the Control Block Acquisition and the Private Placement in Item 1.01 and Item 2.01 of this Current Report is incorporated herein by reference. The issuance of the shares of our common stock related to such offerings and sales were made in reliance on exemption from the registration requirements of the Securities Act provided by Section 4(2) and Rule 506 of Regulation D.

CONTROLS AND PROCEDURES

This report does not include a report of management’s assessment regarding internal control over financial reporting or an attestation report of the company’s registered public accounting firm due to a transition period established by rules of the Securities and Exchange Commission for newly public companies.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTC Pink Market under the symbol “MODD.”

On July 24, 2017, the closing bid price and closing ask price of our common stock on the OTC-Pink Market was $0.38 and $5.00, respectively.

Based upon publicly available information we obtained from Bloomberg, L.P., since approximately August 30, 2012, no shares of our common stock publicly traded.

As of July 24, 2017 we had approximately 80 record holders of our common stock.

We paid no dividends or made any other distributions in respect of our common stock since inception and we have no plans to pay any dividends or make any other distributions in the future.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001.

Common Stock

The holders of our common stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

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Preferred Stock

Our board of directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, privileges and preferences as the Board may determine. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by our board of directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.  As of the date hereof, there are no shares of our preferred stock outstanding.

Equity Compensation Plan Information

None.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our By-Laws and Delaware Law

Anti-takeover Effects of Nevada Law

Business Combination

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”), generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

•	the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Control Share Acquisition

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the tenth day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Shares Eligible for Future Sale

As of the date hereof 15,983,272 shares of our common stock were issued and outstanding. We are authorized to issue by our articles of incorporation, 50,000,000 shares of our common stock.

Rule 144

•	Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock (or longer in the case of former shell companies as described below) would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

•	Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of: 1% of total shares outstanding and the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a 144 notice with respect to such sale (which average volume criteria only applies if the company’s securities become listed on NASDAQ or an exchange).

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Provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

However, since our shares are quoted on the OTC Markets, which is not an “automated quotation system,” our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Bear Lake was a shell company prior to the filing of this Current Report on Form 8-K. Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our stockholders will be able to sell their shares of our common stock from and after the one year anniversary of our filing of current comprehensive disclosure following in this Current Report on Form 8-K without registration.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

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NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements set forth in Item 9.01(a) of this Current Report on Form 8-K are incorporated by reference into this item.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The disclosures set forth in Item 4.01 of this Current Report on Form 8-K are incorporated by reference into this item.

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EXHIBITS, FINANCIAL STATEMENT SCHEDULES

The exhibits described in Item 9.01 of this Current Report on Form 8-K are incorporated by reference into this item.

Item 5.01.	Changes in Control of Registrant.

The disclosures set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K are incorporated by reference into this Item.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures set forth in Item 1.01 and Item 2.01 of this Current Report on Form 8-K are incorporated by reference herein.

The disclosures set forth under the headings “Form 10 Information— Directors, Executive Officers and Corporate Governance,” “Form 10 Information—Executive Compensation” and “Form 10 Information—Certain Relationships and Related Transactions and Director Independence” of this Current Report on Form 8-K are incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 On or about June 27, 2017, we amended our articles of incorporation to change our corporate name from “Bear Lake Recreation, Inc.” to “Modular Medical, Inc.”

Item 5.06.	Change in Shell Company Status.

As the result of the transactions effected by the closing of the Acquisition, as described above under Item 1.01 and Item 2.01 of this Current Report, we are no longer a shell company as that term is defined under the Federal Securities Laws. Such disclosure is incorporated by reference into this Item 5.06.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of the Businesses Acquired and of Bear Lake

In accordance with Item 9.01(a): Quasuras’ audited financial statements for the years ended March 31, 2017 and March 31, 2016, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information is filed in this Current Report on Form 8-K as Exhibit 99.2
(d)	Exhibits
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The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Reorganization and Share Exchange Agreement, dated as of July 24, 2017, by and among Modular Medical, Inc., Quasuras, Inc., Paul DiPerna and the other stockholders of Quasuras, Inc.*
3.1	Second Amended and Restated Articles of Incorporation (1)
3.3	Amended By-Laws (2)
10.1	Common Stock Purchase Agreement dated as of April 5, 2017 by and among Bear Lake Recreation, Inc., Manchester Explorer, LP, a Delaware limited partnership and certain person named therein (3)
10.2	Form of Common Stock Purchase Agreement dated as of July 24, 2017 by and between the Company and the purchaser named therein*
10.3	Intellectual Property Transfer Agreement by and between Modular Medical, Inc., Quasuras, Inc. and Paul DiPerna*
10.4	Technology and Royalty Agreement dated as of July 24, 2017 by and between Modular Medical, Inc., Quasuras, Inc. and Paul DiPerna*
23.1	Consent of Lichter, Yu and Associates, Inc. *
99.1	Quasuras, Inc.’s audited financial statements for the years ended March 31, 2017 and 2016
99.2	Pro Forma Financial Information

* Filed herewith

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2017.
(2)	Incorporated by reference to the Company’s Annual Report on Form 10-K filed with the SEC on June 30, 2008.
(3)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on April 5, 2017.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Modular Medical, Inc.

Date: July 28, 2017	By:	/s/ Paul M. DiPerna

Paul DiPerna
Chief Executive Officer
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